Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-173539, 333-177980, 333-201238, 333-211660, and 333-218290 on Form S-8 of our report dated February 26, 2019, relating to the financial statements and financial statement schedule of Axogen, Inc. and the effectiveness of Axogen, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Axogen, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

August 22, 2019